UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a party other than the registrant ☒

Check the appropriate box:

☐       Preliminary proxy statement

☐       Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐       Definitive proxy statement

☒       Definitive additional materials

☐       Soliciting material pursuant to Section 240.14a-12

BROADWIND, INC.
(Name of Registrant as Specified in Its Charter)

WM ARGYLE FUND, LLC JAY DOUGLAS ARMBURGER RYAN BOGENSCHNEIDER CHRISTINE M. CANDELA JAMES M. ROBINSON IV
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐       Fee paid previously with preliminary materials.

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 8, 2023, WM Argyle Fund, LLC issued the following press release:

WM Argyle Investor Presentation Details the Failures of Broadwind’s Board of Directors and Urges Shareholders to Elect the Fund’s Three Director Nominees

Milwaukee, WI – May 8, 2023 – WM Argyle Fund, LLC (the “Fund”), one of the largest investors in Broadwind, Inc. (NASDAQ: BWEN) (“Broadwind” or the “Company”), today released a presentation to Broadwind investors that described the dismal track record of the Company’s Board of Directors (the “Board”) and urged shareholders to elect the Fund’s nominees. The presentation noted that:

•	Shareholders have endured a “lost decade” of financial losses, share dilution and stock-price underperformance;

•	Three entrenched directors bear the greatest share of responsibility for the Board’s strategic errors and governance failings and should be replaced with the Fund’s three nominees at the annual meeting; and

•	WM Argyle’s nominees are exceptionally qualified to serve shareholder interests and will bring fresh thinking and greater accountability to the Board.

In its presentation, the Fund urged stockholders to vote FOR Ryan Bogenschneider, Christine M. Candela and James M. Robinson IV and to WITHHOLD on incumbent directors David P. Reiland, Thomas A. Wagner and Cary B. Wood.

Additional information regarding the WM Argyle Fund’s director nominees and its plan to improve Broadwind can be found at www.BWEN2023.com.

About WM Argyle Fund

WM Argyle Fund, LLC, which owns 207,200 of the outstanding common shares of Broadwind, Inc., is an investment fund specifically created to invest in Broadwind. We believe the Company has been underperforming due to strategic errors, operational inefficiencies, and inattentive governance. We are looking to ensure the long-term performance of the Company by reconstituting the Broadwind Board with new members.

Important Information

WM Argyle Fund, LLC, Jay Douglas Armburger, Ryan Bogenschneider, Christine M. Candela and James M. Robinson IV (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of GREEN universal proxy card to be used in connection with the solicitation of proxies from the stockholders of Broadwind, Inc. (the “Company”). Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC. All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying GREEN universal proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Contacts:

Investors

InvestorCom LLC
John Glenn Grau, 203-972-9300
info@investor-com.com

Media

Mahony Partners
Richard Mahony, 917-257-6811
info@mahonypartners.com

If you have any questions, require assistance with voting your proxy card,

or need additional copies of proxy material, please contact InvestorCom LLC

InvestorCom LLC

19 Old Kings Highway S., Suite 130

Darien, CT 06820

proxy@investor-com.com

(203) 972-9300 or Toll-Free (877) 972-0090

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